SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant             |_|

Filed by a party other than the Registrant             |X|


        Check the appropriate box:

|_|     Preliminary Proxy Statement

|_|     Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

|_|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|X|     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  SECURED INVESTMENT RESOURCES FUND, L.P., III

                (Name of Registrant as Specified in Its Charter)

                              BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|     No fee required

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



        (1)    Title of each class of securities to which transaction applies:

        (2)   Aggregate number of securities to which transactions applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        (4)   Proposed maximum aggregate value of transaction:

        (5)   Total Fee paid:

|_|     Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount previously paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing party:

        (4)      Date filed:

                   Secured Investment Resources Fund, L.P. III
  P.O. Box 26730 Kansas City, Missouri 64196 (816) 421-4670 Fax (816) 221-1829




June 21, 1999


To the Limited Partners:

We have extended the Expiration Date with respect to the consent solicitation regarding i) the assignment of James R. Hoyt's and SIR Partners III, L.P.'s general partner interests in Secured Investment Resources Fund, L.P. III (the "Partnership") to Nichols Resources, Ltd. ("Nichols"), and ii) the appointment of Nichols, a general partner of the Partnership, as successor Managing General Partner (the "Consent Solicitation") from June 21, 1999 to July 21, 1999.

Please complete, sign and date the consent and mail your consent back to Nichols at P.O. Box 26730, Kansas City, Missouri 64196.

Consents may be revoked at any time before the Expiration Date in accordance with the procedures set forth in the Consent Statement.

Complete information regarding this Consent Solicitation is contained in the Consent Statement previously sent to you. If you need another Consent or copy of the Consent Statement or have any questions, please contact Nichols at (816) 421-4670.

Sincerely,

Nichols Resources, Ltd.
General Partner